Exhibit 99.1

Malacca Straits Acquisition Company Limited Announces Termination of Merger Agreement with Indiev, Inc and its Intention to Liquidate

New York, NY, June 13 2023 (GLOBE NEWSWIRE) – Malacca Straits Acquisition Company Limited (“Malacca”) (Nasdaq: MLAC) announced, announced today that (i) Malacca, Indiev, Inc and certain other parties have mutually agreed to terminate their previously announced Agreement and Plan of Merger (the “Merger Agreement”), effective as of June 8, 2023 and (ii) it intends to liquidate as soon as practicable on June 16, 2023 and to return funds to holders of its Class A ordinary shares.

The Merger Agreement was dated as of September 26, 2022. The parties have signed an agreement terminating the Merger Agreement on mutually acceptable terms, which also makes void the ancillary documents.

In view of the termination of the Merger Agreement with INDI and certain other parties, on June 8, 2023, Malacca Straits Management Company Limited, the sponsor of Malacca, advised Malacca that it did not intend to make additional contribution to Malacca’s trust account and Malacca determined (i) not further extend the deadline date in which Malacca is required to consummate a business combination beyond June 17, 2023 and (ii) liquidate on such date or as soon as practicable.

After satisfying its liabilities for expenses and working capital loans, Malacca expects to redeem all of its outstanding Class A ordinary shares for an estimated redemption price of approximately $10.53 per share (the “Redemption Amount”) after the payment of taxes and dissolution expenses. On or about the close of business on June 16, 2023, the Class A ordinary shares will be deemed canceled and will represent only the right to receive the Redemption Amount. The Redemption Amount will be payable to the holders of Class A ordinary shares through the facilities of Continental Stock Transfer & Trust Company, Malacca’s transfer agent.

Malacca expects that The Nasdaq Stock Market LLC will file a Form 25 with the Securities and Exchange Commission to delist its securities and to terminate the registration of its securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. Malacca thereafter expects to file a Form 15 to terminate its reporting obligations.

About Malacca Straits Acquisition Company Limited

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company consummated its initial public offering on July 17, 2020. Its units, Class A ordinary shares and public warrants are each traded on the Nasdaq Capital Market under the symbols “MLACU”, “MLAC” and “MLACW,” respectively.

FORWARD-LOOKING STATEMENTS

The press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the Company’s ability to regain compliance with the Public Float Standard, its intention to submit a plan to Nasdaq and its plans to evaluate available options to regain compliance with the Public Float Standard. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties. A more complete discussion of the risks and uncertainties facing the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact

Gordon Lo
Chief Executive Officer

+852 21060888